JOINT FILER INFORMATION

NAME:     Frost Gamma Investments Trust
ADDRESS:   4400 Biscayne Blvd
    Miami, FL 33137

Designated Filer:  Phillip Frost, M.D.

Issuer and Ticker Symbol:  Ladenburg Thalmann Financial Services Inc. (LTS)

Date of Event Requiring
Statement:   June 13, 2011

    FROST GAMMA INVESTMENTS TRUST

    By:/s/ Phillip Frost, M.D.
    Phillip Frost, M.D., Trustee

NAME:     Frost Nevada Investments Trust
ADDRESS:   4400 Biscayne Blvd
    Miami, FL 33137

Designated Filer:  Phillip Frost, M.D.

Issuer and Ticker Symbol:  Ladenburg Thalmann Financial Services Inc. (LTS)

Date of Event Requiring
Statement:   June 13, 2011

    FROST NEVADA INVESTMENTS TRUST

    By:/s/ Phillip Frost, M.D.
    Phillip Frost, M.D., Trustee